UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No.)

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

CONIFER HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CONIFER HOLDINGS, INC.
3001 West Big Beaver Road, Suite 319
Troy, Michigan 48084
(248) 559‑0840

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Conifer Holdings, Inc. (the “Company”), which will be held virtually on Tuesday, June 3, 2025 at 10:00 a.m. (Eastern Time). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNFR2025, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual shareholder meeting provides greater access to those who may want to attend and therefore have chosen a virtual meeting over an in-person meeting.

The matters to be acted upon are as follows:

1.	The election of Joseph D. Sarafa as a director of the Company for a three-year term expiring in 2028, or until the earlier election and qualification of his successor;

2.	The approval of an amendment to the Company’s Second Amended and Restated Articles of Incorporation to change the Company’s name from Conifer Holdings, Inc. to Presurance Holdings, Inc.

3.
The approval of an amendment to the Company’s Second Amended and Restated Articles of Incorporation to effect a reverse split of the Company’s outstanding common stock and Series B Preferred Stock at a ratio of 1 for 2 to 1 for 12 to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 2 to 12 shares would be combined, converted and changed into 1 share of the Company’s common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements;

4.
The approval of, pursuant to Nasdaq listing rules, the issuance of up to 4,000,000 shares of the Company’s common stock upon the exercise of existing 4,000,000 warrants to purchase common stock issued to warrantholders;

5.	The ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm;

6.	The approval of (on an advisory basis) the compensation of the Company’s named executive officers; and

7.	Any other business that is properly submitted before the Annual Meeting or any adjournments or postponements thereof.

The Record Date for the Annual Meeting was April 7, 2025. Only shareholders of record of common stock or Series B Preferred Stock at the close of business on that date are entitled to vote at the Annual Meeting. The proxy materials were mailed only to those shareholders. The Company’s Board of Directors unanimously recommends that you vote FOR the election of the director nominee, and FOR Proposal Nos. 2, 3, 4, 5 and 6.

This proxy statement and the Company’s annual report can be accessed directly at the following Internet address: www.virtualshareholdermeeting.com/CNFR2025. You will be asked to enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to participate in the virtual Annual Meeting, we urge you to submit your vote via: telephone; Internet; or request, sign and return a proxy card.

By Order of the Board of Directors,
J. Grant Smith
Chairperson of the Board
Troy, Michigan
Dated: May 9, 2025

TABLE OF CONTENTS

INFORMATION ABOUT SOLICITATION AND VOTING	1
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	5
Nominee for Director	5
Continuing Directors	6
Staggered Board	7
Director Independence	8
Board Leadership Structure	8
Board’s Role in Risk Oversight	8
Board Meetings and Committees	9
Audit Committee	9
Compensation Committee	10
Nominating and Corporate Governance Committee	10
Code of Business Conduct and Ethics	10
Shareholder Communications with Directors	11
Nomination to the Board of Directors	11
Director Compensation	12
PROPOSAL NO. 1 THE ELECTION OF ONE DIRECTOR	13
PROPOSAL NO. 2 APPROVAL OF A PROPOSED AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM CONIFER HOLDINGS, INC. TO PRESURANCE HOLDINGS, INC.	14
PROPOSAL NO. 3 APPROVAL OF A PROPOSED AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AND SERIES B PREFERRED STOCK TO ENABLE THE COMPANY TO COMPLY WITH THE NASDAQ STOCK MARKET’S CONTINUED LISTING REQUIREMENTS	15
PROPOSAL NO. 4 APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE WARRANTS	21
PROPOSAL NO. 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
PROPOSAL NO. 6 ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION	26
REPORT OF THE AUDIT COMMITTEE	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
EXECUTIVE OFFICERS	29
EXECUTIVE COMPENSATION	30
Summary Compensation Table for Fiscal Year 2024 and 2023	30
Narrative Disclosure to Summary Compensation Table	30
PAY VERSUS PERFORMANCE	34
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	37
ADDITIONAL INFORMATION	39
Shareholder Proposals to be Presented at Next Annual Meeting	39
Available Information	39
OTHER MATTERS	40

CONIFER HOLDINGS, INC.
PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF SHAREHOLDERS
To Be Held at 10:00 a.m. Eastern Time on Tuesday, June 3, 2025

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Conifer Holdings, Inc. for use at the 2025 Annual Meeting of Shareholders (“Annual Meeting”) to be held virtually on June 3, 2025, at 10:00 a.m. (Eastern Time), and any adjournment or postponement thereof. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNFR2025, where you will be able to listen to the meeting live, submit questions and vote online. The proxy statement, accompanying Notice of Annual Meeting of Shareholders (the “Notice”) and our annual report is first being mailed on or about May 9, 2025 to all shareholders entitled to vote at the Annual Meeting.

In this proxy statement, “we,” “our,” “us,” the “Company,” and “Conifer” refer to Conifer Holdings, Inc.

The information provided in the question and answer format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in the proxy statement are inactive textual references only and do not represent an active link.

QUESTIONS AND ANSWERS

1.	What is a proxy?

A proxy is a procedure which enables you, as a shareholder, to authorize someone else to cast your vote for you. The Board of Directors of the Company is soliciting your proxy, and asking you to authorize Brian Roney, President and Chief Executive Officer, or Harold Meloche, Chief Financial Officer, of the Company, to cast your vote at the 2025 Annual Meeting. You may, of course, cast your vote via telephone, the Internet, by proxy or abstain from voting, if you so choose. The term proxy is also used to refer to the person who is authorized by you to vote for you.

2.	Who is entitled to vote?

Only holders of shares of the Company’s common stock or our outstanding shares of Series B Preferred Stock at the close of business on April 7, 2025 (the “Record Date”) are entitled to vote on proposals presented at the Annual Meeting. Each share of our Common Stock outstanding as of the Record Date is entitled to one vote per share on all matters properly brought before the Annual Meeting.  The holders of Series B Preferred Stock have 3,000 votes per whole share of Series B Preferred Stock, and are entitled to vote with the holders of shares of our common stock, together as a single class, however the aggregate voting power of all outstanding shares of the Series B Preferred Stock shall not exceed 19.99% of the aggregate voting power of all voting securities.

3.	What is householding and how does it affect me?

Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one proxy statement and 2024 annual report on Form 10-K may have been sent to multiple shareholders in your household, unless contrary instructions have been received from one or more of the affected shareholders. Upon written or oral request, we will promptly deliver a separate copy of these documents to you if you contact us at the address set forth on the Notice on the first page of this proxy statement. If you want to receive separate copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder.

4.	What proposals will I vote on?
 Shareholders are asked to vote upon:

1. The election of Joseph D. Sarafa for a three-year term expiring in 2028, or until each of the earlier election and qualification of his successor;

2. To approve an amendment to the Company’s Second Amended and Restated Articles of Incorporation to change its name from Conifer Holdings, Inc. to Presurance Holdings, Inc.

3. To approve an amendment to the Company’s Second Amended and Restated Articles of Incorporation to effect a reverse split of the Company’s outstanding common stock and Series B Preferred Stock at a ratio of 1 for 2 to 1 for 12 to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 2 to 12 shares would be combined, converted and changed into 1 share of the Company’s common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements;

4. To approve, pursuant to Nasdaq listing rules, the issuance of up to 4,000,000 shares of the Company’s common stock upon the exercise of existing 4,000,000 warrants to purchase common stock issued to warrantholders;

5. The ratification of the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm;

6. To approve (on an advisory basis) the compensation of the Company’s named executive officers; and

7. Any other business that is properly submitted before the Annual Meeting or any adjournments of the Annual Meeting.

5.	How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends a vote FOR the election of the director nominee and FOR Proposal Nos. 2, 3, 4, 5, and 6.

6.	How can I vote?

Stockholder of Record: Shares Registered in Your Name. If on April 7, 2025, your shares were registered directly in your name with our transfer agent, then you are considered the stockholder of record with respect to those shares. If you are a stockholder of record, you may:

•
Vote through the Internet - you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the proxy materials and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•
Vote by telephone - if you received your Annual Meeting materials by paper delivery, you may vote by telephone as indicated on your enclosed proxy card or voting instruction card. To vote by telephone, you will need to use a control number provided to you in the materials with this proxy statement and follow the voting instructions.

•	Vote by mail - complete, sign and date a proxy card and return it as soon as possible before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 7, 2025, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

7.	Is my vote confidential?

Yes, your vote is confidential. Only the inspector of elections and certain employees associated with processing proxy cards and counting the votes have access to your proxy card. All comments received will be forwarded to management on an anonymous basis unless you request that your name be disclosed.

8.	What is a quorum?

There were 12,222,881 shares of the Company’s common stock outstanding on the Record Date, April 7, 2025, and 1,500 shares of Series B Preferred Stock. A quorum must exist to conduct business at the Annual Meeting. The number of shares entitled to cast a majority of the votes at a meeting constitute a quorum, except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at the meeting.

Abstentions and broker non-votes are counted as votes present for purposes of determining whether there is a quorum. A broker non-vote is a proxy a broker submits that does not indicate a vote for the proposal, because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on the proposal.

9.	How does voting work?

Proposal No. 1 - Election of Director.

Under Michigan law and our bylaws, a plurality of the shares voting is required to elect directors. The nominee receiving the most votes of holders outstanding of common stock and of shares of Series B Preferred Stock as of the Record Date for the open board positions available, whether or not a majority, will be elected as a director. For Proposal No. 1, for the election of Joseph Sarafa, abstentions and broker non-votes have no effect on the outcome as they are not counted as votes cast.

Proposal Nos. 2 and 3 – Approval of amendments of our Second Amended and Restated Articles of Incorporation.

If a quorum is present, to approve an amendment to our Second Amended and Restated Articles of Incorporation to change the name under Proposal No. 2 and to effect a reverse stock split under Proposal No. 3, the affirmative vote by the holders of a majority of the total shares of all outstanding common stock and all outstanding shares of Series B Preferred Stock, together as a single class, entitled to vote as of the Record Date cast on the Internet, by telephone, or by proxy is required. The holders of Series B Preferred Stock have 3,000 votes per whole share of Series B Preferred Stock, and are entitled to vote with the holders of shares of our common stock, together as a single class, however the aggregate voting power of all outstanding shares of the Series B Preferred Stock shall not exceed 19.99% of the aggregate voting power of all voting securities. Abstentions and broker non-votes, if any, effectively count against the proposals as they reduce the percentage of affirmative votes.  We do not expect any broker non-votes to be received for Proposal No. 2.

Proposal Nos. 4, 5 and 6 – Approval of Issuance of Shares of Common Stock upon Exercise of Warrants; Ratification of Independent Auditors; and Advisory Vote to Approve Executive Compensation.

If a quorum is present, the affirmative vote by the holders of a majority of the total shares of all outstanding common stock and all outstanding shares of Series B Preferred Stock, together as a single class, entitled to vote as of the Record Date cast on the Internet, by telephone, or by proxy is required to approve Proposal Nos. 4, 5 and 6. Abstentions and broker non-votes, if any, are not votes cast. Therefore, an abstention and a broker non-vote will have no effect on Proposal Nos. 4, 5, or 6.

The Company will vote properly executed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by proxies will be voted FOR the nominee for director and FOR the approval of Proposal Nos. 2, 3, 4, 5 and 6. No other proposals are currently scheduled to be presented at the meeting.

10.	Can I change my vote?

Stockholders of Record. You may change your vote at any time before your proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the Annual Meeting; by submitting a later-dated proxy via internet or phone; or by voting in person at the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day beginning immediately and will close at 11:59 p.m. Eastern Time on June 2, 2025. Your virtual attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you electronically vote at the Annual Meeting or file the proper documentation for it to be so revoked.

Beneficial Owners. If you hold your shares through a broker, bank or other nominee, you should contact such nominee prior to the time such voting instructions are exercised.

11.	Who pays for the costs of the Annual Meeting?

The Company pays the cost of preparing and printing the proxy materials. The Company will solicit proxies by electronic mail, but also may solicit proxies personally and by telephone, facsimile or other means. Officers and regular employees of the Company and its subsidiaries also may solicit proxies, but will receive no additional compensation for doing so, nor will their efforts result in more than a minimal cost to the Company.

12.	What other information is available about the Company?

The Company maintains a corporate website, www.cnfrh.com, where the Company makes available, free of charge, copies of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after they are filed. In addition, the Company maintains the charters of its Nominating and Corporate Governance Committee, the Compensation Committee, the Audit Committee, and the Finance and Investment Committee of the Board of Directors on its website, as well as the Company’s Code of Business Conduct and Ethics Policy, and Insider Trading Policy and Whistleblower Policy. The names of shareholders of record entitled to vote at the Annual Meeting will be available to shareholders upon request for any purpose reasonably relevant to the meeting.

13.	When are shareholder proposals for the 2026 Annual Meeting due?

All shareholder proposals to be considered for inclusion in next year’s proxy statement under SEC Rule 14a-8 or otherwise must be submitted in writing to the Secretary of the Company at 3001 West Big Beaver Road, Suite 319, Troy, MI 48084, Attn: Secretary no later than January 9, 2026.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board currently consists of eight directors, one of whom is being nominated for reelection at this Annual Meeting. The authorized number of directors may be changed from time to time by resolution of the Board. The Board has determined not to nominate John W. Melstrom, R. Jamison Williams, Jr.  or Gerald W. Hakala for reelection, and to decrease the size of the Board from eight members to five members immediately following the Annual Meeting. The Board believes that in consideration of the strategic shift with the sale of the Company’s insurance agency operations, a smaller, more focused Board will enable more efficient decision-making while still providing the necessary diversity of skills, experience, and perspectives to effectively oversee the Company’s direction and management.

The following table sets forth the names, ages as of the Record Date of April 7, 2025, and certain other information for the members of our Board of Directors with a term expiring at the Annual Meeting  and for each of the continuing members of our Board of Directors:

Directors with Terms expiring at the Annual Meeting / Nominees	Class	Age	Position	Director Since	Term Expires	Expiration of Term For Which Nominated
Joseph D. Sarafa (2) (3)	I	71	Director	2012	2025	2028

Continuing Directors

Timothy M. Lamothe (1) (3)	II	69	Director	2020	2026	-

Isolde G. O’Hanlon (1) (2)	II	66	Director	2017	2026	-

Jeffrey A. Hakala (3)	III	51	Director	2018	2027	-

J. Grant Smith (4) (2) (chair)	III	58	Director	2024	2027	-

(1)          Member of the Audit Committee.
(2)          Member of the Compensation Committee.
(3)          Member of the Nominating and Corporate Governance Committee.
(4)          Mr. Smith was appointed to the Board in January 2024 and was elected as acting chair of the Board in October 2024, succeeding Ms. O’Hanlon who served as acting chair of the Board from January 2024 to October 2024.

Information about the Nominee and the Incumbent Directors

Nominee for Director

Joseph D. Sarafa has more than 30 years of experience as a practicing attorney and is the co-owner of a property management and development company in Michigan. Since 2010, Mr. Sarafa has been a partner with the firm Moothart & Sarafa, PLC. Mr. Sarafa was elected to the Conifer Holdings, Inc. Board of Directors in 2012 and named the Chair of the Nominating and Corporate Governance Committee in 2015. Mr. Sarafa is very involved in the community, serving multiple businesses and charitable organizations in various capacities over the years, and he currently serves on multiple boards in an array of industries. In September 2024, Mr. Sarafa became a Director of West Shore Bank. Mr. Sarafa holds a B.S. from the University of Michigan and a J.D. from the University of Detroit - School of Law. He was admitted to the State Bar of Michigan in 1983. His legal experience and years of providing counsel to a broad range of industries brings important expertise in the areas of governance, compliance, and regulatory issues to the Board.

Continuing Directors

Timothy M. Lamothe has more than 39 years’ experience in the reinsurance industry, with particular expertise in the development and implementation of marketing programs throughout the United States. He attended Hofstra University MBA Program in 1980 and received his MBA in Business Administration & Finance from Sacred Heart University in Bridgeport, CT in 1984. His Undergraduate work was at St Michael’s College in Winooski, VT in 1977. Most recently (from 2001-2019), Mr. Lamothe served as Senior Vice President for Swiss Reinsurance, where he was responsible for direct marketing to over 25 states. His career also includes senior level marketing positions at PXRE Reinsurance Company, General Re/National Reinsurance Corporation, AIG, and Liberty Mutual Insurance Company. Mr. Lamothe was elected to the Conifer Holdings, Inc. Board of Directors in 2020. His expertise in engaging independent agent channels and marketing specialty insurance programs is valuable to the Company’s business.

Isolde G. O'Hanlon has more than 35 years of financial institutions banking experience; including 25 years focused exclusively on the insurance, reinsurance and brokerage/distribution sectors. Ms. O’Hanlon founded and currently serves as Principal for Insurance Consulting Associates, a firm that provides M&A and Capital Advisory services to insurance carriers, brokers and service providers. She also provides advice to private equity and pension funds who are evaluating investments in the sector. Ms. O’Hanlon’s previous roles include serving as a Managing Director on the Insurance Investment Banking team at BMO Capital Markets. Prior to that she worked at Fox-Pitt Kelton and the Macquarie Group, after spending 23 years with JP Morgan. Ms. O’Hanlon was elected to the Conifer Holdings, Inc. Board of Directors in 2017. She has served as Chair of the Audit Committee since March 2019, and is also a member of the Compensation Committee and the Finance & Investment Committee. Her experience in the Insurance Investment Banking field, her expertise serving small to mid-cap insurance clients in strategic advisory and capital-raising is an invaluable addition to the Board.

Jeffrey A. Hakala is the Chief Executive Officer and Co-Chief Investment Officer of Clarkston Capital Partners, LLC, an investment management firm with offices in Rochester, Michigan, Bloomfield Hills, Michigan, and Scottsdale, Arizona. Prior to Mr. Hakala co-founding Clarkston Capital Partners in 2007, he served as a portfolio manager for multiple investment management firms and worked in public accounting. Mr. Hakala was elected to the Conifer Holdings, Inc. Board of Directors in 2018. In addition, Mr. Hakala also serves as a Director and member of the Audit Committee of Waterford Bancorp, Inc. Mr. Hakala holds a B.A. in accounting and M.B.A. from Michigan State University and is both a Chartered Financial Analyst and a registered Certified Public Accountant. Mr. Hakala’s over 25 years of experience in portfolio investment management and public accounting brings inimitable investment strategy and financial expertise to the Board.

J. Grant Smith served as the President and Chief Operating Officer for Waterford Bank, N.A. until his retirement in November 2024. Mr. Smith executed the successful merger of Clarkston Financial Corporation and its wholly owned subsidiary Clarkston State Bank in January 2020 with Waterford Bancorp. Mr. Smith is currently serving as a senior advisor to Clarkston Companies. During his first three years as President and CEO, Mr. Smith designed and implemented the turnaround plan for the Corporation, which ultimately resulted in the recapitalization of the Corporation and achieved record profitability and performance results post-recession. Mr. Smith received his B.B.A. in Finance and M.S. in Corporate Finance from Walsh College in Troy. Mr. Smith’s business experience brings important and experience to the Board.

Additional Directors

John W. Melstrom is a founder and Partner Emeritus of Fenner, Melstrom and Dooling, a Birmingham, Michigan C.P.A. firm. His term as a director will expire at the Annual Meeting. With over 50 years as a practicing C.P.A. and a serial entrepreneur, Mr. Melstrom has broad knowledge and experience in multiple businesses and has served in various capacities as owner, advisor, counselor or director. Throughout his career, Mr. Melstrom has served, often in the leadership role of Chairman or Vice Chairman, on multiple boards and has been active in his community by serving on various civic and charitable boards. Mr. Melstrom was elected to the Board of Directors of Conifer Holdings, Inc. in 2019. Mr. Melstrom received his Bachelor of Science degree in accounting from Michigan State University in 1963 and is a practicing Certified Public Accountant licensed in the State of Michigan. Mr. Melstrom’s finance and accounting experience brings important financial expertise to the Board.

Richard Jamison Williams, Jr. is Chairman Emeritus of Williams, Williams, Rattner & Plunkett, P.C. After over 50 years as an attorney specializing in business law, Mr. Williams retired in 2023. His term as a director will expire at the Annual Meeting. Mr. Williams was elected to the Conifer Holdings, Inc. Board of Directors in 2009. Mr. Williams is a director of a number of companies including Penske Corporation and Clarke Power Services. Mr. Williams' civic responsibilities include acting as immediate past Chairman of the Board of Directors of Detroit Opera (formerly known as Michigan Opera Theatre) and serves on the Board of Directors of Detroit Opera and Detroit Symphony Orchestra. Mr. Williams brings extensive experience in a wide variety of transactions and his legal judgment and experience assists our Board in its consideration of various governance and strategic issues.

Gerald W. Hakala is Co-Chief Investment Officer of Clarkston Capital Partners, LLC, an investment management firm with offices in Rochester, Michigan, Bloomfield Hills, Michigan, and Scottsdale, Arizona. His term as a director will expire at the Annual Meeting. Prior to Mr. Hakala co-founding Clarkston Capital Partners in 2007, he held finance, accounting and portfolio management positions with various companies. Mr. Hakala was appointed to the Conifer Holdings, Inc. Board of Directors in 2022, and is the brother of Mr. Jeffrey Hakala. Mr. Hakala holds a B.B.A. from the University of Michigan Ross School of Business and M.B.A. from Michigan State University and is a Chartered Financial Analyst. Mr. Hakala’s more than 23 years of finance, accounting and portfolio management experience brings valuable investment strategy and financial expertise to the Board.

Staggered Board

Our articles of incorporation and restated bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

•
Class I directors, whose term will expire at this Annual Meeting, consist of Mr. Sarafa, Mr. Williams, Jr., Mr. Melstrom, and Mr. Gerald Hakala (with Messrs. Williams, Melstrom and G. Hakala not being nominated for continued service);

•	Class II directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2026, consist of Mr. Lamothe and Ms. O’Hanlon; and

•	Class III directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2027, consist of Mr. Jeffrey Hakala and Mr. Smith.

Directors in a particular class will be elected for three-year terms at the Annual Meeting of Shareholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.

Our articles of incorporation and restated bylaws provide that our Board of Directors or our shareholders may fill vacant directorships. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of an equal number of the authorized number of directors.

Director Independence

Our Board of Directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of the Nasdaq Capital Market (“Nasdaq”) and applicable rules and regulations promulgated by the SEC. The applicable rules, regulations and listing standards of Nasdaq provide that a director is independent only if the Board of Directors affirmatively determines that the director does not have a relationship with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.

Applying these standards, our Board of Directors annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, our Board of Directors considered, among other things, the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

As a result of this review, our Board of Directors determined that all of our directors are “independent directors” as defined under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. All members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be independent directors under the applicable rules, regulations and listing standards of Nasdaq. Members of the Audit Committee and Compensation Committee also must satisfy separate SEC independence requirements.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors may choose its chairperson in any way that it considers to be in the best interests of our Company. Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board of Directors, including the separation of the chairperson and chief executive officer roles and makes such recommendations to our Board of Directors with respect thereto as our Nominating and Corporate Governance Committee deems appropriate.

Currently, our Board of Directors believes that it is in the best interest of our Company and our shareholders to have an independent director, J. Grant Smith, serve as Chairperson of the Board.

Board’s Role in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with members of the senior management team at quarterly meetings of our Board of Directors (as well as such other times as they deemed appropriate), where, among other topics, they discuss risks facing the Company.

While our Board of Directors is ultimately responsible for risk oversight, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk and the Company’s Enterprise Risk Management initiatives in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Board Meetings and Committees

During our fiscal year ended December 31, 2024, our Board of Directors held eleven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he/she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he/she served during the periods that he/she served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of shareholders, we encourage, but do not require, our directors to attend. Eight board members were in attendance at the 2024 Annual Meeting.

Our Board of Directors has established three standing committees to assist it in fulfilling its responsibilities in compliance with SEC and Nasdaq rules and regulations. These committees include the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee operates under a separate charter adopted by our Board of Directors. Committee charters are available under the “Governance” tab on the Company’s website at www.cnfrh.com. Committee members are appointed by the Board of Directors annually and serve until their resignation or until otherwise determined by the Board. Details and the function of each committee are described below.

Audit Committee

The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to:

•	the integrity of our financial statements and our financial reporting process;

•	internal and external auditing and the independent registered public accounting firm’s qualifications and independence;

•	the performance of an internal audit function and our independent registered public accounting firm;

•	the integrity of our systems of internal accounting and financial controls; and

•	our compliance with legal and regulatory requirements.

In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, the independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose. The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee meets in executive session with both the internal auditor and the independent registered public accounting firm periodically. The Audit Committee in conjunction with the head of the Internal Audit, oversees the administration of the Company’s whistleblower hotline to include oversight over the investigative process initiated as a result of any report that is received by the Company. The Audit Committee is responsible for approving all transactions with related persons. The Audit Committee periodically reviews and approves or ratifies a summary of transactions with related persons as prepared by management. To the extent any new transactions may arise during the course of the year, management discusses such transactions with the Audit Committee.

Currently, the Audit Committee members are Isolde O’Hanlon (Chairperson), John Melstrom, R. Jamison Williams, Jr. and Timothy Lamothe. Our Board of Directors has determined that each member of the Audit Committee meets the requirements for independence under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. The Audit Committee met seven times in 2024. The Audit Committee Report is set forth later in this proxy statement. Isolde O’Hanlon has the requisite attributes of a financial expert and such attributes were acquired through relevant education and experience for purposes of service on the Audit Committee and in accordance with the rules and regulations of Nasdaq and the applicable securities laws of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of applicable regulatory bodies. Toward that end, the Compensation Committee, among other responsibilities, makes recommendations to our Board of Directors regarding director and executive officer compensation, equity‑based compensation plans and executive benefit plans. The Compensation Committee also administers the Company’s incentive plans.

The Compensation Committee met four times in 2024. All members of the Compensation Committee satisfy the independence requirements established by Nasdaq. The Compensation Committee members are J. Grant Smith (Chairperson), Isolde O’Hanlon, and Joseph D. Sarafa.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things:

•	identifies, evaluates and recommends nominees, including shareholder nominees, to our Board of Directors and committees of our Board of Directors;

•	conducts searches for appropriate directors;

•	evaluates the performance of our Board of Directors and of individual directors;

•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees and related compensation;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	makes recommendations to our Board of Directors concerning corporate governance matters.

The members of the Nominating and Corporate Governance Committee are Joseph D. Sarafa (Chairperson), Jeffrey Hakala, and Timothy Lamothe. The Nominating and Corporate Governance Committee met four times in 2024. The Nominating and Corporate Governance Committee recommended to the Board, and the Board approved the nomination of Joseph D. Sarafa as a director of the Company with a term expiring in 2028.

Code of Business Conduct and Ethics

We have a Code of Conduct and Ethics applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and Nasdaq. This code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting to an appropriate person or persons identified in the Code of Business Conduct and Ethics of violations of the Code of Business Conduct and Ethics;

•	accountability for adherence to the Code of Business Conduct and Ethics; and

•	compliance with our Whistleblower Policy.

Our Code of Business Conduct and Ethics is available on the governance portion of our website at www.cnfrh.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions in public filings.

Insider Trading Policy

Pursuant to the terms of our Insider Trading Policy, we prohibit all directors, officers, and employees from engaging in hedging transactions including hedging or monetization transactions, such as zero-cost collars and forward sale contracts with respect to our securities. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for 2024.

Shareholder Communications with Directors

Any shareholder may communicate directly with the Board of Directors, or with any one or more individual members of the Board. A shareholder wishing to do so should address the communication to “Board of Directors” or to one or more individual members of the Board and submit the communication to the Company at the address of the Company noted on the first page of this Notice of Meeting and Proxy Statement. All such communications received by the Company and addressed to the Board of Directors will be forwarded to the Chairperson of the Board, or to the individual member or members of the Board, if addressed to them.

All of these communications will be reviewed by our Secretary to filter out communications that are not appropriate, specifically, spam or communications offering to buy or sell products or services. The Secretary will forward all remaining communications to the appropriate directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of such filings and other information available to us, as well as representations from the reporting persons, we have identified the following reports required to be filed by insiders under Section 16(a) of the Exchange Act that were not filed in a timely manner in 2024: one late report by J. Grant Smith, covering no transactions on Form 3 on January 24, 2024.

Nomination to the Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting shareholder nominations for candidates for membership on our Board of Directors is set forth below under “Shareholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including qualifications that the Committee believes must be met by a committee-recommended nominee for membership on our Board of Directors and specific qualities or skills that the Committee believes are necessary for one or more of the members of our Board of Directors to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our bylaws, Corporate Governance Guidelines, and charters of the board committees. When considering nominees, our Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our Board of Directors in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness. The brief biographical description of each director set forth in “Information about the Nominee and the Incumbent Directors” includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Director Compensation

Our non-employee directors received the following compensation in 2024. Our Board of Directors has a policy to pay non-employee directors annual cash payments of $20,000, payable quarterly in arrears.

Name	Fees Earned or Paid in Cash	Total ($)
	2024
Joseph D. Sarafa	$20,000	20,000
R. Jamison Williams, Jr.	20,000	20,000
Isolde O’Hanlon*	45,000	45,000
Jeffrey Hakala	20,000	20,000
John Melstrom	20,000	20,000
Timothy Lamothe	20,000	20,000
Gerald Hakala	20,000	20,000
J. Grant Smith*	50,000	50,000
Total Fees	$215,000	215,000

* Mr. Smith was appointed to the Board in January 2024 and was elected as chair of the Board in October 2024, succeeding Ms. O’Hanlon who served as acting chair of the Board from January 2024 to October 2024.

PROPOSAL NO. 1
THE ELECTION OF ONE DIRECTOR

The Company’s Board of Directors is divided into three classes with each class of directors elected to a staggered three-year term of office. At each annual meeting of shareholders, the shareholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. Each director’s term continues until the election and qualification of his or her successor, or such director's earlier death, resignation, or removal.

This year you are voting on one candidate for director. The Company’s Board of Directors, acting upon the recommendation of its Nominating and Corporate Governance Committee, has nominated Joseph D. Sarafa as a director with a term expiring in 2028. The nominee has consented to his nomination and has agreed to serve as a director, if elected. Except for the person nominated by the Board, no other person may be nominated for election at the Annual Meeting.

If the nominee is unable to stand for election, the Company may vote the shares to elect a substitute nominee, who is nominated by the Board, or the Company may determine not to elect a nominee.

Vote Required

The nominee receiving the highest number of “FOR” votes by holders of shares of common stock and shares of Series B Preferred Stock outstanding as of the Record Date, whether or not a majority, will be elected for a three-year term ending at the Annual Meeting of Shareholders in 2028. Withhold votes and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE

PROPOSAL NO. 2 APPROVAL OF A PROPOSED AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM CONIFER HOLDINGS, INC. TO PRESURANCE HOLDINGS, INC.

Our Board has unanimously approved an amendment to our Second Amended and Restated Articles of Incorporation to change our corporate name from “Conifer Holdings, Inc.” to “Presurance Holdings, Inc.”. The Board believes it is in the Company’s and our shareholders’ best interests to effect the name change and recommends to our shareholders the approval and adoption of the name change amendment (the “Name Change Amendment”).

Reason for the Name Change Amendment

In August 2024, the Company completed the sale of all of the issued and outstanding membership interests of Conifer Insurance Services (“CIS”) to BSU Leaf Holdings LLC. Conifer Insurance Services comprised the Company’s managing general agency (MGA) and was the legal entity used to implement the strategic shift to non-risk bearing revenue from an underwriting-based model. CIS also represented almost all of the wholesale agency segment. CIS and the related wholesale agency segment are now reported as discontinued operations for all periods presented. The Company sold CIS in order to generate liquidity to pay down debt and provide capital to the Insurance Company Subsidiaries. Conifer also sold its remaining interest in Sycamore Specialty Underwriters. As a result of the sale, Conifer no longer has any insurance agency operations. To better reflect the change in our business due to the aforementioned sale management and the Board determined that it is in the best interest of our shareholders to change the Company’s name to Presurance Holdings Inc.

Effects of the Name Change Amendment

The Board has adopted resolutions setting forth the proposed Name Change Amendment in the form of an amendment to Article I of our Articles. For the reasons set forth above, our Board recommends that our shareholders approve the Name Change Amendment. The following is the text of the proposed Amendment to Article I of our Articles:

“The name of the Corporation is Presurance Holdings, Inc.”

If approved, the Name Change Amendment will become effective upon the filing of the Name Change Amendment with the Michigan Department of Licensing and Regulatory Affairs (“LARA”), which will occur as soon as reasonably practicable following the Annual Meeting. The text of the Name Change Amendment is set forth in Appendix A to this proxy statement. The text of the Name Change Amendment is subject to modification to include such changes as may be required by LARA to amend the Company’s existing Second Amended and Restated Articles of Incorporation.

If the Name Change Amendment becomes effective, the rights of our shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates, nor will it be necessary for shareholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change. Any new stock certificates that are issued after the name change becomes effective will bear the name “Presurance Holdings, Inc.”

Following the name change, our shares will continue to be listed on Nasdaq; however, we intend for our common stock to cease trading under the ticker symbol “CNFR” and begin trading under a new ticker symbol, “PRHI”, on Nasdaq, as promptly as possible.

Vote Required

The affirmative vote by the holders of a majority of the total shares of all outstanding common stock and all outstanding shares of Series B Preferred Stock, together as a single class, entitled to vote as of the Record Date cast on the Internet, by telephone, or by proxy is required. The holders of Series B Preferred Stock have 3,000 votes per whole share of Series B Preferred Stock, and are entitled to vote with the holders of shares of our common stock, together as a single class, however the aggregate voting power of all outstanding shares of the Series B Preferred Stock shall not exceed 19.99% of the aggregate voting power of all voting securities. Abstentions and broker non-votes, if any, effectively count against the proposals as they reduce the percentage of affirmative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF A PROPOSED NAME CHANGE AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM CONIFER HOLDINGS, INC. TO PRESURANCE HOLDINGS, INC.

PROPOSAL NO. 3
APPROVAL OF A PROPOSED AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AND SERIES B PREFERRED STOCK TO ENABLE THE COMPANY TO COMPLY WITH THE NASDAQ STOCK MARKET’S CONTINUED LISTING REQUIREMENTS

General

The Board of Directors has unanimously approved an amendment to the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to effect a reverse split of the Company’s common stock and Series B Preferred Stock any time prior to the first anniversary of its approval by the shareholders at a ratio in the range of 1-for-2 to 1-for-12, to be determined at the discretion of the Board, whereby each outstanding 2 to 12 shares would be combined, converted and changed into 1 share of the Company’s common stock or Series B Preferred Stock, as applicable. The Series B Issue Price (as defined in the Articles of Incorporation) shall be proportionately increased. A form of the certificate of amendment to the Articles of Incorporation for the reverse stock split (the “Reverse Stock Split Certificate of Amendment”) is attached hereto as Appendix B. The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Certificate of Amendment, which is incorporated herein by reference.

The Board has recommended the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split be presented to the Company’s shareholders for approval. If the Reverse Stock Split Certificate of Amendment is approved by a majority of the Company’s shareholders, the Board will have discretion to determine, as it deems to be in the best interest of the Company’s shareholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur any time prior to the first anniversary of its approval by the shareholders. The Board believes that shareholder approval of the range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purpose of a reverse stock split, as discussed below, and therefore is in the best interests of the Company and its shareholders.

By voting in favor of the reverse stock split, you are expressly authorizing the Board to determine not to proceed with, and abandon, the reverse stock split if it should so decide. The Board may, in its discretion, determine not to effect the reverse stock split if it determines.

Reasons for the Reverse Stock Split

In evaluating whether or not to recommend that shareholders authorize the reverse stock split, in addition to the considerations described above, the Board took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined, with a corresponding decline in market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split. Conversely, we believe the current low market price of our common stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

The Board believes that maintaining the listing of the Company’s common stock on Nasdaq is in the best interests of the Company and its shareholders. The Board believes that the delisting of the Company’s common stock from Nasdaq would impair our ability to raise additional funds and result in lower prices and larger spreads in the bid and ask prices for the Company’s common stock, among other things. See “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” below for more information.

Determination of the Reverse Stock Split Ratio

Our Board only intends to implement the reverse stock split to the extent it believes necessary to maintain the Company’s listing on Nasdaq. In determining the ratio to be used, the Board will consider various factors, including but not limited to:

•	the potential impact and anticipated benefits to the Company and its shareholders;
•	market conditions and existing and expected market price of the Company’s common stock at such time;
•	existing and expected marketability of the common stock;
•	the number of shares that will be outstanding after the reverse stock split;
•	the shareholders’ equity at such time; and
•	the trading volume of the Company’s common stock at such time.

Impact of the Reverse Stock Split, if Implemented

The Company’s Articles of Incorporation, as previously amended and restated, currently authorizes the issuance of 110,000,000 shares consisting of (i) 10,000,000 shares of preferred stock and (ii) 100,000,000 shares of common stock. If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s outstanding common stock and Series B Preferred Stock, and each shareholder will own a reduced number of shares of the Company’s common stock or Series B Preferred Stock, as applicable. However, except for adjustments that may result from the treatment of fractional shares, as described below, or as a result of adjustments to the conversion prices of certain convertible securities, as described below, the reverse stock split will not affect any shareholder’s percentage ownership or proportionate voting power.

Based on the Company’s capitalization as of December 31, 2024, the principal effect of the reverse stock split (at a ratio between 1-for-2 and 1-for-12), not taking into account the treatment of fractional shares described under “-Procedure for Effecting the Reverse Stock Split-Treatment of Fractional Shares” below, would be that:

•	the number of shares of the Company’s common stock issued and outstanding would be reduced from 12,222,881 shares as of December 31, 2024 to between approximately 1,018,573 and 6,111,441 shares;
•
the number of shares of the Company’s common stock issuable upon the exercise of outstanding stock options would be reduced from 315,000 to between approximately 26,250 and 157,500 shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio);

•	the number of shares of the Company’s authorized common stock would remain unchanged at 100,000,000 shares;
•	the 10,000,000 shares of the Company’s authorized preferred stock would remain unchanged;
•	the outstanding shares of the Company’s Series B Preferred Stock, which have the right to 3,000 votes per share, would be reduced from 1,500 to between 125 and 750 shares; and
•
the number of shares of the Company’s common stock that are authorized, but unissued and unreserved, would increase from 87,465,119 to between approximately 93,731,060 shares and 98,955,177 shares; and the par value of the Company’s common stock and preferred stock would remain unchanged, and, as a result, the stated capital attributable to common stock on the Company’s balance sheet would be reduced proportionately based on the reverse stock split ratio, the additional paid-in capital account would be credited with the amount by which the stated capital is reduced, and the per-share net income or loss and net book value of the Company’s common stock would be restated because there would be fewer shares of common stock outstanding.

The following table contains approximate information relating to our Common Stock immediately following the reverse stock split under certain possible exchange ratios, based on share information as of December 31, 2024. All share numbers are rounded down to the nearest whole share but otherwise do not reflect the potential effect of rounding down for fractional shares that may result from the reverse stock split.

	Pre-Reverse
	Split	1-for-2	1-for-12
Number of authorized shares of Common Stock	100,000,000	100,000,000	100,000,000
Number of outstanding shares of Common Stock	12,222,881	6,111,441	1,018,573
Number of outstanding shares of Series B Preferred Stock	1,500	750	125
Number of shares of Common Stock issuable upon exercise of outstanding stock options	315,000	157,500	26,250
Number of shares of Common Stock authorized, but unissued and unreserved	87,465,119	93,731,060	98,955,177

See also “Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting” and “-Procedure for Effecting the Reverse Stock Split-Treatment of Fractional Shares” below for additional information regarding the potential impact of the reverse stock split.

Anti-Takeover and Dilutive Effects

The number of authorized shares of our common stock and preferred stock will not be reduced as a result of the reverse stock split. The common stock and preferred stock that is authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. Following the reverse stock split, our Board would continue to have the authority to issue additional shares from time to time without further action by the shareholders except as may be required by applicable law or regulations. The Reverse Stock Split Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt.

The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue common stock upon the exercise of outstanding options and warrants, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to the reverse stock split at this time.

Certain Risk Factors Associated with the Reverse Stock Split or Nasdaq Delisting

A reverse stock split may negatively impact the market for our common stock.

Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the total market capitalization of our common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split. A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares). Any shareholder who owns fewer than 2 to 12 shares of common stock, depending on the final ratio, prior to the reverse stock split will own fewer than 100 shares of common stock following the reverse stock split. Shareholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some shareholders may cease being shareholders of the Company following the reverse stock split. Any shareholder who owns fewer than 2 to 12 shares of common stock, depending on the final ratio, prior to the reverse stock split will own less than one share of common stock following the reverse stock split and therefore such shareholder will receive cash equal to the market value of such fractional share and cease being a shareholder of the Company, as further described below under “-Procedure for Effecting the Reverse Stock Split-Treatment of Fractional Shares”.

The market price of our common stock will also be based on our performance and other factors, including those factors listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports that we file with the SEC. There can also be no assurance that the minimum bid price per share of our Common Stock will remain in excess of $1.00 following the reverse stock split for a sustained period of time, if at all.

Our common stock may be delisted from The Nasdaq Stock Market if we cannot maintain compliance with Nasdaq’s continued listing requirements.

Nasdaq Listing Rule 5550(a)(2) requires that, for continued listing on The Nasdaq Capital Market, we must maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”). As of April 28, 2025, the closing price of our common stock was $0.6430. There can also be no assurance that our stock price will meet the Minimum Bid Price Requirement or that we will maintain compliance with any other of Nasdaq’s continued listing requirements.

If we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, Nasdaq may take steps to delist our common stock, which could have a materially adverse effect on our ability to raise additional funds as well as the price and liquidity of our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair our shareholders’ ability to sell or purchase our common stock when they wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq Minimum Bid Price Requirement, or prevent future non-compliance with The Nasdaq Capital Market’s listing requirements.

A reverse stock split would increase the Company’s authorized but unissued shares of common stock, which could negatively impact a potential investor if they purchased shares of common stock.

Because the number of authorized shares of the Company’s common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further shareholder action. The issuance of additional shares of common stock or securities convertible into common stock may have a dilutive effect on earnings per share and relative voting power and may cause a decline in the trading price of the common stock. The Company could use the shares that are available for future issuance in dilutive equity financing transactions, or to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

The Company expects to require additional financing to fund its ongoing activities. Other than the foregoing, and except for the Company’s obligation to issue common stock upon the exercise of outstanding options and warrants, the Company has no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to the reverse stock split at this time.

Procedure for Effecting the Reverse Stock Split

Under the Michigan Business Corporation Act, when and if the Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the shareholders, the Company will promptly file the Reverse Stock Split Certificate of Amendment with LARA to amend its existing Articles of Incorporation. The reverse stock split will become effective upon filing the Reverse Stock Split Certificate of Amendment with the Corporations Division of LARA, or at a later date and time set forth therein, if any, which effective date and time is referred to as the “reverse stock split effective date”. Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Reverse Stock Split Certificate of Amendment is set forth in Appendix B to this proxy statement. The text of the Reverse Stock Split Certificate of Amendment is subject to modification to include such changes as may be required by LARA to amend the Company’s existing Second Amended and Restated Articles of Incorporation. The reverse stock split will become effective upon filing the Reverse Stock Split Certificate of Amendment with LARA and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

After the reverse stock split effective date, our Common Stock will have a new CUSIP number, which is a number used to identify securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.

Exchange of Stock Certificates

Each stock certificate that, immediately prior to the reverse stock split effective date, represented shares of common stock that were issued and outstanding immediately prior to the reverse stock split effective date shall, from and after the reverse stock split effective date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of common stock after the reverse stock split effective date into which the shares of common stock formerly represented by such certificate shall have been combined (as well as the right to receive cash in lieu of fractional shares of common stock after the reverse stock split effective date), provided however, that each person of record holding a certificate that represented shares of common stock that were issued and outstanding immediately prior to the reverse stock split effective date shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of common stock after the reverse stock split effective date into which the shares of common stock formerly represented by such certificate shall have been combined.

Treatment of Fractional Shares

To avoid the existence of fractional shares of common stock after the reverse stock split, fractional shares that would be created as a result of the reverse stock split will be rounded down to the next whole share and the shareholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Company’s common stock as reported on Nasdaq on the last trading day before the reverse stock split effective date (as adjusted to give effect to the reverse stock split). The ownership of a fractional share will not give the holder any voting, dividend or other right except to receive the cash payment therefor. If a shareholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the shareholders’ registered address as soon as practicable after the reverse stock split effective date. By signing and cashing the check, shareholders will warrant that they owned the shares of common stock for which they received such cash payment.

No Appraisal Rights

Under the Michigan Business Corporation Act, our shareholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Reverse Stock Split Certificate of Amendment to effect the reverse stock split, and we will not independently provide our shareholders with any such rights.

Material Federal Income Tax Consequences

The following discussion of certain U.S. federal income tax consequences to the Company’s shareholders of the reverse stock split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each shareholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split.

This discussion addresses the U.S. federal income tax consequences only to a shareholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those shareholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the shares received in the reverse stock split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as, without limitation, shareholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, shareholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of the Company’s stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our Common Stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

Shareholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

Exchange Pursuant to Reverse Stock Split

No gain or loss will be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “-Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.

Cash in Lieu of Fractional Shares

A shareholder who receives cash in lieu of a fractional post-reverse stock split share should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the shareholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Depending on a shareholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so shareholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event. The Company will not recognize any gain or loss as a result of the reverse stock split.

Vote Required

The affirmative vote by the holders of a majority of the total shares of all outstanding common stock and all outstanding shares of Series B Preferred Stock, together as a single class, entitled to vote as of the Record Date cast on the Internet, by telephone, or by proxy is required for the approval of the Reverse Stock Split Certificate of Amendment to effect a reverse stock split. The holders of Series B Preferred Stock have 3,000 votes per whole share of Series B Preferred Stock, and are entitled to vote with the holders of shares of our common stock, together as a single class, however the aggregate voting power of all outstanding shares of the Series B Preferred Stock shall not exceed 19.99% of the aggregate voting power of all voting securities. Abstentions and broker non-votes, if any, effectively count against the proposals as they reduce the percentage of affirmative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” THE APPROVAL OF A PROPOSED AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AND SERIES B PREFERRED STOCK TO ENABLE THE COMPANY TO COMPLY WITH THE NASDAQ STOCK MARKET’S CONTINUED LISTING REQUIREMENTS

PROPOSAL NO. 4
APPROVAL OF THE ISSUANCE OF SHARES OF
COMMON STOCK UPON EXERCISE OF THE WARRANTS

Overview

At the Annual Meeting, holders of the Company’s common stock will be asked to approve the issuance of up to 4,000,000 shares of our outstanding common stock (“Warrant Shares”) upon the exercise of our common stock purchase warrants at an exercise price of $1.50 per share and exercisable until January 31, 2027 (the “Warrants”) to Clarkston 91 West LLC (an entity affiliated with Gerald and Jeffrey Hakala, current members of the Board of Directors of the Company, the “Holder”), with the right for such potential exercise to occur immediately following the date upon which the shareholders approve this proposal, for purposes of compliance with Nasdaq Rule 5635(d) and as required by the Securities Purchase Agreement, dated February 27, 2025 entered into with the Holder (the “Securities Purchase Agreement”).

As a material condition of the Securities Purchase Agreement, the Company agreed to submit and recommend this proposal to the shareholders. The Board believes that the terms of the Warrants and the exercise thereof and this proposal are in the best interests of the Company and its shareholders in order to fulfill and meet its contractual commitments made pursuant to the Securities Purchase Agreement. Under the Securities Purchase Agreement, we agreed to use our commercially reasonable efforts to hold a special meeting of shareholders within 180 days from February 27, 2025 to obtain shareholders’ approval for the exercise of the Warrants, with the recommendation of the Board that such proposal be approved. We agreed that we would solicit proxies from our shareholders in connection with such proposal in the same manner as all other management proposals in the proxy statement and that all management-appointed proxyholders would vote their proxies in favor of such proposal (“Shareholder Approval”).

Description of Warrants

Duration and Exercise Price

Each Warrant has an exercise price equal to $1.50 per share. The Warrants will only be exercisable contingent upon and after receiving Shareholder Approval and may be exercised at any time and from time to time on or after the date of such Shareholder Approval and through and including 5:30 P.M., New York City time, on January 31, 2027. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, combinations, reclassifications or similar events affecting our common stock and the exercise price. The Warrants were issued in certificated form only.

Exercisability

After Shareholder Approval, the Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise within one trading day. Payment can be made in cash, or as a “cashless exercise” if there is no effective registration statement for the sale of the Warrant Shares.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock that result the acquiring of over 50% of the Company’s voting power, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Warrant is exercisable immediately prior to such event (an “Alternate Consideration”). In cases where the consideration consists solely of cash, solely of Marketable Securities (as defined therein), or a combination of both, the warrant is automatically deemed to be exercised in full via cashless exercise immediately prior to and contingent upon the consummation of the fundamental transaction.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will be rounded down to the next whole share and we will pay a cash amount equal to the fair market value (based on the last trade price for such common stock on Nasdaq) for any such fractional shares.

Trading Market

There is no established trading market for the Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Warrants will be extremely limited.

Except as otherwise provided in the Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights or dividends, until such holder exercises such holder’s Warrants.

Waivers and Amendments

The Warrant may be modified or amended or the provisions of the Warrant waived with our and the Holder’s written consent.

Background and Reasons for the Issuance of the Warrants

In approving the Warrant, the Board of Directors considered the pros and cons of the issuance of the Warrants pursuant to the Securities Purchase Agreement versus other alternatives for raising capital, and the immediate working capital needs of the Company, and determined that the issuance of the Warrants pursuant to the Securities Purchase Agreement was in the best interests of the Company and its shareholders.

Interests of Certain Parties

The Holder of the Warrant, Clarkston 91 West LLC, is an entity affiliated with Gerald and Jeffrey Hakala, members of the Board of Directors of the Company.

Nasdaq Marketplace Requirements and the Necessity of Shareholder Approval

Our Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to Nasdaq’s rules. Nasdaq Rule 5635(d) requires the Company to obtain shareholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the issuance of all shares of Common Stock upon full exercise of the Warrants requires shareholder approval.

If our shareholders do not approve this proposal, the Warrants will not be exercisable in a manner that complies with Nasdaq Rule 5635(d). Failure to obtain such approval (i) may discourage future investors from engaging in future financings with us, (ii) will not permit the exercise of the Warrants, (iii) may incur substantial additional costs and expenses, and (iv) may expose us to legal action. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for our existing shareholders.

If the shareholders approve this proposal, the Warrants will be exercisable at any time following receipt of such Shareholder Approval until their expiration on January 31, 2027, which could result in substantial dilution to our shareholders.

Vote Required

The affirmative vote of a majority of the total shares of all outstanding common stock and all outstanding shares of Series B Preferred Stock, together as a single class, entitled to vote as of the Record Date, cast by Internet, by proxy or by telephone and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE WARRANTS.

PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Plante & Moran, PLLC (“Plante”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2025. During our fiscal year ended December 31, 2024, Plante served as our independent registered public accounting firm.

Notwithstanding the appointment of Plante and even if our shareholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of Plante as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our Audit Committee is submitting the appointment of Plante to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Plante will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from our shareholders.

If our shareholders do not ratify the appointment of Plante, our Board of Directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees incurred for professional audit services and other services rendered to our Company by Plante & Moran, PLLC (East Lansing, Michigan, PCAOB ID No. 166) for the years ended December 31, 2024 and 2023, respectively (in thousands).

	2024	2023
Audit Fees (1)	$751	$720
Tax Fees (2)	$130	$91
Total Fees	$881	$811

(1)        Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)          Tax Fees consist of fees for professional services for preparation of the Company's federal and state income tax returns, along with any tax notices received and tax consulting as required by the Company.

Auditor Independence

In our fiscal year ended December 31, 2024, there were no other professional services provided by Plante, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Plante.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by Plante & Moran, PLLC for our fiscal year ended December 31, 2024 and 2023, were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Plante as our independent registered public accounting firm requires the affirmative vote of a majority of the total shares of all outstanding common stock and all outstanding shares of Series B Preferred Stock, together as a single class, entitled to vote as of the Record Date, cast by Internet, by proxy or by telephone and entitled to vote thereon. Abstentions will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC.

PROPOSAL NO. 6
ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION

Our Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14A of the Exchange Act. The Company’s frequency of shareholder advisory votes on executive compensation is required every three years, and the next shareholder advisory vote will occur in 2028.

Please read “Executive Compensation” for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers for 2024.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table, and the other related tables and disclosure.”

Vote Required

Approval of Proposal No. 6 requires the affirmative vote of a majority of the total shares of all outstanding common stock and all outstanding shares of Series B Preferred Stock, together as a single class, entitled to vote as of the Record Date, cast by Internet, by proxy or by telephone and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

The say-on-pay vote is advisory, and therefore not binding on the Company or our Board. We value the opinions of our shareholders and to the extent there is no significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Board will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Plante & Moran, PLLC our audited financial statements for the year ended December 31, 2024. The Audit Committee has also discussed with Plante & Moran, PLLC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Plante & Moran, PLLC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Plante & Moran, PLLC its independence from Conifer.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Isolde O'Hanlon

John Melstrom

Richard Jamison Williams, Jr.

Timothy Lamothe

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock and Series B Preferred Stock as of April 7, 2025 for:

•	each of our directors and nominees for director;
•	each of our named executive officers;
•	all of our current directors and named executive officers as a group; and
•	each person or group, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 12,222,881 shares of our common stock outstanding as of April 7, 2025 and 1,500 shares of Series B Preferred Stock, with an aggregate of 2,443,353 votes. There are 315,000 authorized shares of our common stock that will be issued in the future pursuant to stock option awards. The table below reflects only outstanding shares relating to exercisable stock options as of 60 days following April 7, 2025.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Conifer Holdings, Inc., 3001 West Big Beaver Road, Suite 319, Troy, MI 48084. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Number of Shares of Series B Preferred Stock	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Nicholas Petcoff (1)	275,314		1.9%
Brian Roney (2)	593,232		4.0%
Harold Meloche (3)	88,588		*
Timothy Lamothe	17,351		*
Joseph Sarafa	350,000		2.4%
R. Jamison Williams, Jr.	440,752		3.0%
Isolde O'Hanlon	5,000		*
John Melstrom	25,000		*
Jeffrey Hakala (4)	1,802,135	1,500	29.0%
Gerald Hakala (4)	1,802,135	1,500	29.0%
J. Grant Smith	—	—	*
All current named executive officers and directors as a group (10 persons) (5)	5,124,193	1,500	34.5%

Other Beneficial Owners
Clarkston Ventures, LLC (6)	3,735,769		25.5%
James Petcoff (7)	3,437,647		28.1%

* Less than one percent.

(1) Mr. Petcoff’s employment terminated on August 30, 2024.
(2) Includes 183,000 shares underlying outstanding stock options.
(3) Includes 16,000 shares underlying outstanding stock options.
(4) The shares are held directly by Clarkston Ventures, LLC (“CV”) and indirectly by Jeffrey Hakala and Gerald Hakala, who are both Co-Chief Investment Officers of CV. Jeffrey Hakala and Gerald Hakala disclaim beneficial ownership in the shares held by CV except to the extent of their pecuniary ownership therein.
(5) Includes 199,000 shares underlying outstanding stock options.
(6) Based on information known to the Company. The address of CV is 81 West Long Lake Road, Bloomfield Hills, MI, 48304.
(7) Based solely on information contained in Amendment No. 8 to Schedule 13D/A. Mr. J. Petcoff reports he has the sole voting and dispositive powers over all of the shares.

EXECUTIVE OFFICERS

Brian Roney, 61, is the President and Chief Executive Officer of Conifer Holdings, Inc. Mr. Roney oversees all of the Company’s general operations. He has been with the Company since 2010 and has over 25 years of experience in the insurance industry. Mr. Roney has a B.A. from the University of Notre Dame and a M.B.A. from the University of Detroit. Mr. Roney has more than 35 years of financial services experience and spent 10 years in the securities industry as a principal with a broker-dealer, where he specialized in public and private offerings and held FINRA (NASD) Series 7, 24 and 63 licenses. Mr. Roney's prior experience with multiple publicly traded insurance companies brings vital public company expertise to the executive leadership team.

Harold Meloche, 63, is the Chief Financial Officer and Treasurer of Conifer Holdings, Inc. Mr. Meloche has primary responsibility over accounting and financial reporting. Mr. Meloche has been with the Company since 2013 and has over 30 years of experience in the insurance industry. Mr. Meloche is a registered Certified Public Accountant, and his analytical expertise bears considerable value to the Company’s financial leadership team.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2024 and 2023

The following table shows the compensation earned by Brian Roney, Nicholas Petcoff and Harold Meloche (collectively, the “named executive officers”) for the years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total Compensation ($)
Brian Roney	2024	425,000	318,750		13,800	757,550
President and Chief Executive Officer of the Corporation (3)	2023	425,000	—	—	13,200	438,200
Nicholas Petcoff	2024	283,333	635,375	—	11,333	930,041
Former Chief Executive Officer and Director of the Corporation (4)	2023	425,000	—	—	13,200	438,200
Harold Meloche	2024	320,000	240,000		12,800	572,800
Chief Financial Officer of the Corporation	2023	320,000	100,000	—	12,800	432,800

(1)  In accordance with SEC rules, in the case of time-based equity awards, this column reflects the aggregate grant date fair value of such equity awards, as computed in accordance with FASB ASC Topic 718, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of such equity awards or the sale of the common stock underlying such awards.

(2) Other compensation for Brian Roney and Nicholas Petcoff consisted of $13,800 and $11,333 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2024, respectively. Other compensation for Brian Roney and Nicholas Petcoff consisted of $13,200 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2023. Other compensation for Harold Meloche consisted of $12,800 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2024 and 2023.

(3)  As of August 30, 2024, Brian Roney, President, succeeded Nicholas Petcoff as our Chief Executive Officer.

(4) On August 30, 2024, Nicholas Petcoff, the Company’s former Chief Executive Officer and director, resigned from all his positions at the Company and its subsidiaries (including his position as a director) in connection with the transaction contemplated by that certain Interest Purchase Agreement dated August 30, 2024.

Narrative Disclosure to Summary Compensation Table

In 2024, the Compensation Committee reviewed financial information and other performance metrics relative to the historical compensation of executive management and comparative information prepared internally. The Compensation Committee also reviewed management’s recommendations for compensation levels of all of the Company’s senior executive officers and considered these recommendations with reference to relative compensation levels of like-size institutions. The totality of the information reviewed by the Compensation Committee was considered when establishing current executive salary levels, and similar analysis is expected to be considered when reviewing and establishing future salaries and long-term incentives. The Company’s compensation policies and practices are designed to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. For this purpose, the Compensation Committee generally considers the Company’s financial performance, comparing that performance to the performance metrics included in the Company’s strategic plan. The Compensation Committee also generally evaluates management’s compensation in light of other specific risk parameters. Based on this assessment, the Compensation Committee believes that the Company has a balanced pay and performance program that does not promote excessive risk taking.

Base Salary

Our Compensation Committee determines the base salaries for each of our named executive officers, as referenced above. Generally, we aim to set executive base salaries near the middle range of the salaries that we have observed for executives in similar positions with similar responsibilities. We pay our named executive officers an annual base salary in cash. Base salaries are reviewed annually by the Compensation Committee and, when appropriate, make recommendations to the Board for approval of the compensation of our named executive officers.  Our named executive officers’ salaries in 2024 were the same as in 2023.

Bonuses

The Company awarded discretionary cash bonuses to each of the named executive officers during 2024 in connection with the successful sale in August 2024 all of the issued and outstanding membership interests of Conifer Insurance Services to BSU Leaf Holdings LLC. Mr. Petcoff is eligible to receive up to $1,270,750, with $635,375 paid within 30 days of closing the transaction, and $635,375 payable within 30 days of the Company’s receipt of the earn-out payment (only if the Company receives the maximum earn-out payment).  Mr. Roney and Mr. Meloche will receive $1,275,000 and $960,000, respectively, each payable in four equal installments in December 2024, June 2025, June 2026, and June 2027. We did not grant any equity awards in 2024.

Employment Agreements

As of December 31, 2024, we had an employment agreement in place with our current President and Chief Executive Officer, Mr. Brian Roney, and with our Chief Financial Officer, Mr. Harold Meloche (the “Covered Officers”). Both executives entered into an amended and restated employment agreements effective December 13, 2024 (each, the “A&R Employment Agreement”). Each of the A&R Employment Agreements are the same except for the individuals’ titles and annual base salaries, which is $425,000 for Mr. Roney and $320,000 for Mr. Meloche.

If a Covered Officer resigns with “Good Reason” or is terminated by the Company without “Cause” (each as defined in the applicable A&R Employment Agreement), such Covered Officer shall receive: (i) accrued and unpaid portion of base salary and vested benefits under his benefit plans and certain other unconditional entitlements (the “Unconditional Entitlements”), and (ii) subject to signing and not revoking a release of claims, (A) the annual base salary to which such Covered Officer would be entitled for the period beginning on the day after the termination date, and ending on the date of the end of the Term, and (B) all remaining unpaid installments of the Transaction Bonus. If a Covered Officer resigns without “Good Reason”, such Covered Officer will receive the Unconditional Entitlements and pro-rated portion of the next Transaction Bonus installment for such Covered Officer through the termination date. Upon termination due to death or disability, a Covered Officer or his beneficiaries shall receive the Unconditional Entitlements and the remaining Transaction Bonus installments for such Covered Officer. In the event the Company ceases to exist during the Term, the Company shall pay to the Covered Officers any unpaid installments of the Transaction Bonuses.  Each of the A&R Employment Agreement provides for other fringe benefits and perquisites as are generally made available to the Company’s executives.

Termination of Employment Agreements with Named Executive Officers

On August 30, 2024, Nicholas Petcoff, the Company’s former Chief Executive Officer and director, resigned from all his positions at the Company and its subsidiaries (including his position as a director) in connection with the transaction contemplated by that certain Interest Purchase Agreement dated August 30, 2024. Mr. Nicholas Petcoff’s recent employment agreement, entered into in December 2023, was effective since January 1, 2024 and provided for an annual base salary of $425,000, participation in the annual bonus plan, participation in any long-term incentive plan made generally available to senior executive officers of the Company and other fringe benefits and perquisites as are generally made available to the Company’s executives. Mr. Nicholas Petcoff’s resignation was not the result of any disagreement with management or the Board.

Outstanding Equity Awards at 2024 Year-End
The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2024.

	Option Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date
Brian Roney (1)	24,000	6,000	$3.81	6/30/2030
Brian Roney (2)	106,000	159,000	$4.53	3/8/2032
Harold Meloche (3)	16,000	4,000	$3.81	6/30/2030

(1) 30,000 options were granted on June 30, 2020 to Mr. Roney. These options vest in five equal annual installments beginning on the first anniversary of the date of grant.

(2) 265,000 options were granted on March 8, 2022 to Mr. Roney. These options vest in five equal annual installments beginning on the first anniversary of the date of grant.

(3) 20,000 options were granted on June 30, 2020 to Mr. Meloche. These options vest in five equal annual installments beginning on the first anniversary of the date of grant.

2015 Omnibus Incentive Plan

The 2015 Omnibus Incentive Plan terminated on the tenth anniversary of its date of adoption by the Board of Directors. All outstanding unvested awards under the 2015 Omnibus Incentive Plan continue to vest in accordance with their terms; however, no additional awards are available for grant.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	315,000	$4.42	20,540
Equity compensation plans not approved by security holders	—	—	—
Total	315,000	$4.42	20,540

Executive Compensation Clawback Policy

In November 2023, we adopted a Compensation Recovery Policy to comply with new SEC regulations and Nasdaq listing standards. Under the Compensation Recovery Policy, in the event of a qualifying accounting restatement, we are required to recover reasonably promptly from the covered officers, including our NEOs, any erroneously awarded compensation, defined generally as the excess of the amount of incentive-based compensation received by the covered officer during the applicable recovery period over the amount of incentive-based compensation that would have been received had it been determined based on the restated amounts in the accounting restatement.

The preceding description of our Compensation Recovery Policy is qualified by the policy itself, which was filed as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Chief Executive Officer Pay Ratio

As a “smaller reporting company”, we are not required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2024 concerning our equity compensation plans:

Year	Reported Summary Compensation Table Total for PEO 1	Reported Value of Equity Awards(a)	Equity Award Adjustment	Compensation Actually Paid to PEO 1
2024	$757,550	$-	$35,745	$793,295

PAY VERSUS PERFORMANCE

We are providing the following information about the relationship between executive compensation actually paid (CAP) and certain financial performance of the Company as required by SEC rules.  Please see “Executive Compensation” for discussion of our compensation philosophy.

Year	Summary Compensation Table Total for PEO 1[1]	Summary Compensation Table Total for PEO 2[1]	Compensation Actually Paid to PEO 1[2]	Compensation Actually Paid to PEO 2[3]	Average Summary Compensation Table Total for Non-PEO NEOs[4]	Average Compensation Actually Paid to Non-PEO NEOs[5]	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return	Net Loss (in thousands)
2024	$757,550	$930,041	$793,295	$979,500	$572,800	$572,403	$50.31	$24,347
2023	$-	$438,200	$-	$378,636	$435,500	$412,743	$33.43	$(25,904)
2022	$-	$-	$-	$-	$742,968	$627,442	$47.72	$(10,681)

1  The amounts reported in this column represent the amounts reported in the “Total” column of the Summary Compensation Table for each of Nicholas Petcoff and Brian Roney for the years in which they served as PEO. For the years reported in the table, Nick was our PEO from January 2023 through August 2024, and Brian has been our PEO since September 2024.

2  Amounts reported reflect CAP for Mr. Brian Roney, as computed in accordance with Item 402(v) of Regulation S-K for each corresponding year.

Year	Reported Summary Compensation Table Total for PEO 1	Reported Value of Equity Awards(a)	Equity Award Adjustment	Compensation Actually Paid to PEO 1
2024	$757,550	$-	$35,745	$793,295

3 Amounts reported reflect CAP for Mr. Nicholas Petcoff, as computed in accordance with Item 402(v) of Regulation S-K for each corresponding year.

Year	Reported Summary Compensation Table Total for PEO 2	Reported Value of Equity Awards(a)	Equity Award Adjustment	Compensation Actually Paid to PEO 2
2024	$930,041	$-	$49,459	$979,500
2023	$438,200	$-	$(59,564)	$378,636

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (ii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2024	$86,253	$(2,021)	$84,232
2023	$(67,752)	$8,188	$(59,564)

4  Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other NEOs as a group for each corresponding year. The names of each of the other NEOs included for the purposes of calculating the average amounts in each applicable year are Mr. Meloche for 2024, Mr. Roney and Mr. Meloche for 2023, and Mr. Petcoff and Mr. Roney for 2022.

5  Amounts reported reflect CAP for the other NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K for each corresponding year.  The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non- PEO NEOs
2024	$572,800	$-	$(397)	$572,403
2023	$435,500	$-	$(22,757)	$412,743
2022	$742,968	$305,768	$190,242	$627,442

a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Equity Award Adjustments(a)
2024	$192	$(589)	$(397)
2023	$(25,962)	$3,205	$(22,757)
2022	$(7,690)	$197,242	$190,242

Analysis of the Information Presented in the Pay versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

* The PEO in the graphs above refer to Mr. Nicholas Petcoff.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our related person transaction policy states that our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, or the disinterested members of Board of Directors. Any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, will be required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third‑party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Family Relationships

Nicholas Petcoff was Chief Executive Officer and a director of the Company until August 2024. Nicholas Petcoff is the son of James Petcoff, who served as the Company’s Executive Chairman and Co-Chief Executive Officer through December 31, 2023, and who is the beneficial owner of more than 5% of the Company’s common stock. Details of Nicholas Petcoff's termination of employment and background can be found in the “Termination of Employment Agreements with Named Executive Officer” section and details of compensation can be found in the "Executive Compensation" section of this proxy statement.

The Company owned 50% of Sycamore Specialty Underwriters, LLC (“SSU” or "Affiliate"), a wholesale agency, until August 2024. The other 50% of SSU was owned by Andrew Petcoff, who purchased 50% of SSU from the Company on December 31, 2022, for $1,000. Andrew Petcoff is the son of James Petcoff, the Company's former Executive Chairman and Co-Chief Executive Officer and beneficial owner of more than 5% of the Company’s common stock. Andrew Petcoff had been the President of SSU. Andrew Petcoff earned $425,000 in base salary for his services during 2023. Andrew Petcoff received $12,200 of employer matches on contributions to SSU's 401(k) employee benefit plan in 2023. Andrew Petcoff received a $70,000 bonus from SSU during 2023. Andrew Petcoff received a $7,200 car allowance from SSU during 2023. The Company provided SSU with certain administrative services, including consulting services and information technology services. During 2023, SSU paid $80,000 for the administrative services provided. The Company paid $3.8 million of commissions to SSU in 2023 in connection with the policies written by the Company's insurance subsidiaries.  On August 30, 2024, the Company completed the sale of its remaining 50% ownership interest in SSU to an entity owned by Andrew Petcoff, pursuant to the Membership Interest Purchase Agreement, dated as of August 30, 2024, among Sycamore Financial Group, LLC, Andrew Petcoff and VSRM Insurance Agency, Inc. The total purchase price was $6.5 million with $3.0 million paid in cash at the time of the closing and $3.5 million due throughout the balance of 2024.

Other Related Party Transactions

On December 20, 2023, the Company sold $6.0 million of its newly designated Series A Preferred Stock to Clarkston 91 West LLC, an entity affiliated with Gerald Hakala and Jeffrey Hakala, members of the Board of Directors.

In May 2024, Clarkston Companies, Inc., an affiliate of Gerald Hakala and Jeffrey Hakala, members of the Board of Directors, purchased 6,000 shares of Waterford Bank from the Company for $510,000.

In July 2024, an affiliate of Joseph Sarafa, a member of the Board of Directors, purchased $500,000 of private debt of a third party from the Company.

Until August 30, 2024, the Company employed Nicholas J. Petcoff as its former Chief Executive Officer and a Director of the Company’s Board of Directors. On August 30, 2024 the Company completed the sale of all of the issued and outstanding membership interests of CIS to BSU Leaf Holdings LLC, a Delaware limited liability company (“Buyer”), pursuant to the Interest Purchase Agreement, dated as of August 30, 2024 (the “CIS Agreement”), by and among the Company, Buyer and Buyer's parent (the “CIS Sale”). As part of the completion of the CIS Sale, on August 30, 2024, Nicholas J. Petcoff, resigned from all his positions at the Company and its subsidiaries. Mr. Petcoff can earn $635,375 if the Company receives the maximum earnout payments under the CIS Agreement.

On February 27, 2025, the Company issued $5.0 million of its newly designated Series B Preferred Stock, no par value, through a private placement of 1,000 shares priced at $5,000 per share that matures on December 31, 2026, and issued to Clarkston 91 West LLC a warrant to purchase 4,000,000 shares at an exercise price of $1.50 per share. On March 3, 2025, the Company issued $2.5 million of its newly designated Series B Preferred Stock, no par value, through a private placement of 500 shares priced at $5,000 per share that matures on December 31, 2026.  Clarkston 91 West LLC is an entity affiliated with Gerald Hakala and Jeffrey Hakala, members of the Board of Directors of the Company. The Series B Preferred Shares may be redeemed at a price equal to the Series B issue price. Each share of the Series B Preferred Stock entitles the Holder to 3,000 votes on each matter properly submitted to the Company's shareholders for their vote, however the aggregate voting power of all outstanding shares of the Series B Preferred Stock shall not exceed 19.99% of the aggregate voting power of all voting securities.

ADDITIONAL INFORMATION

Shareholder Proposals to be Presented at Next Annual Meeting

Our bylaws provide that, for shareholder nominations to the board or other proposals to be considered at an annual meeting, the shareholder must give timely notice thereof in writing to the Secretary at 3001 West Big Beaver Road, Suite 319, Troy, MI 48084, Attn: Secretary.

To be timely for the 2026 Annual Shareholder’s Meeting, a shareholder’s notice must be delivered to, or mailed and received by, our Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on December 5, 2025, and not later than 5:00 p.m. Eastern Time on February 3, 2026. A shareholder’s notice to the Secretary must set forth each matter the shareholder proposes to bring before the Annual Meeting and the information required by our bylaws.

Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2026 Annual Meeting must be received by the Secretary no later than January 9, 2026 in order to be considered for inclusion in our proxy materials for that annual meeting.

Available Information

This proxy statement and our annual report are posted on our website at , http://www.cnfrh.com and are available from the SEC at its website at www.sec.gov. You may also obtain without charge, upon written request, a copy of Conifer’s annual report on Form 10-K for the year ending December 31, 2024, including the financial statements and list of exhibits, and any exhibit specifically requested.

Requests should be sent to:
3001 West Big Beaver Road, Suite 319
Troy, MI 48084
ATTN: Investor Relations

OTHER MATTERS

The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Shareholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations) (the “Michigan Business Corporation Act”), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: Conifer Holdings, Inc. (the “Corporation”).

2. The identification number assigned by the Bureau is: 800722912.

3.  Article I of the Second Amended and Restated Articles of Incorporation (“Restated Articles”) is hereby amended to read as follows: “The name of the Corporation is: Presurance Holdings, Inc.”.

4. The foregoing amendment to the Restated Articles proposed by the board was duly adopted on the ____ day of ______, 2025 by the shareholders at a meeting in accordance with Section 611(3) of the Michigan Business Corporation Act.

Signed this ____ day of _____, 2025

By:
Brian J. Roney
President and Chief Executive Officer

1

APPENDIX B

CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations) (the “Michigan Business Corporation Act”), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: Conifer Holdings, Inc. (the “Corporation”).

2. The identification number assigned by the Bureau is: 800722912.

3.  Effective at 5:00 p.m. Eastern time on the date of filing of this Certificate of Amendment with the State of Michigan (the “Effective Time”), Section A of Article IV of the Restated Articles is hereby amended and restated to read as follows:

“The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 110,000 shares consisting of (i) 10,000,000 shares of Preferred Stock, and (ii) 100,000,000 shares of common stock (the “Common Stock”).

Effective at the Effective Time, every [___] outstanding shares of Common Stock of the Corporation will be combined and converted into and automatically become one fully paid and nonassessable share of outstanding Common Stock of the Corporation (the “Reverse Stock Split”); provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to the market value of the fractional share, determined by multiplying such fraction (rounded down to the next whole share) by the closing sales price of the Company’s Common Stock as reported on Nasdaq on the last trading day before the Effective Time (as adjusted to give effect to the Reverse Stock Split). The ownership of a fractional share will not give the holder any voting, dividend or other right except to receive the cash payment therefore.”

Effective at the Effective Time, every [___] outstanding shares of Series B Preferred Stock of the Corporation will be combined and converted into and automatically become one fully paid and nonassessable share of outstanding Series B Preferred Stock of the Corporation and the Series B Issue Price shall be proportionately increased.  Fractional shares of Series B Preferred Stock may be issued as a result of the foregoing reverse split of the Series B Preferred Stock”

4. The foregoing amendment to the Restated Articles proposed by the board was duly adopted on the ____ day of ______, 2025 by the shareholders at a meeting in accordance with Section 611(3) of the Michigan Business Corporation Act.

Signed this ____ day of _____, 2025

By:
Brian J. Roney
President and Chief Executive Officer

2

 4694.1  SCAN TO  VIEW MATERIALS & VOTE  VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/CNFR2025  You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59  P.M. Eastern Time on June 2, 2025. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 up until 11:59 P.M. Eastern Time on June 2, 2025.  CONIFER HOLDINGS, INC.  3001 WEST BIG BEAVER ROAD SUITE 200  TROY, MI 48084  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  V73902-P25234  KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  CONIFER HOLDINGS, INC.  1.  The Board of Directors recommends you vote FOR the following:  Election of Director  Nominee:  1a.  Joseph D. Sarafa  For  Withhold  LI  LI  The Board of Directors recommends you vote FOR the following proposals:  For Against Abstain  2. The approval of an amendment to the Company's Second Amended and Restated Articles of Incorporation to effect a name change.  3. The approval of an amendment to the Company's Second Amended and Restated Articles of Incorporation to effect a reverse split of the Company's outstanding common stock and Series B Preferred Stock.  4. The approval of the issuance of up to 4,000,000 shares of the Company's common stock upon the exercise of existing 4,000,000 warrants.  5. The ratification of the appointment of Plante & Moran, PLLC as the Company's independent registered public accounting firm.  6. The approval (on an advisory basis) of the compensation of the Company’s named executive officers.  LI LI LI  LI LI LI  LI LI LI  LI LI LI  LI LI LI  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.  6033  Signature [PLEASE SIGN WITHIN BOX]  Date  Signature (Joint Owners)  Date

 CONIFER HOLDINGS, INC.  Annual Meeting of Shareholders June 3, 2025 10:00 AM  This proxy is solicited by the Board of Directors  The shareholder(s) hereby appoint(s) Brian J. Roney, President and Chief Executive Officer of the Company, and Harold Meloche, Chief Financial Officer of the Company, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CONIFER HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on June 3, 2025, through a Virtual Shareholder Meeting, and any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side  60334694.1  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Proxy Statement and Annual Statement are available at www.proxyvote.com.  V73903-P25234